UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 3, 2006
CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
450 South Orange Avenue, Orlando, Florida 32801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (407) 650-1510
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation of a Registrant
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On April 3, 2006, a consolidated partnership in which CNL Hotels and Resorts, Inc. (“the Company”) owns a 70 percent interest (the “Hilton 1 Partnership”) obtained a new $120 million loan (the “Hilton 1 Loan”) from The Prudential Insurance Company of America (“Prudential”). The Hilton 1 Partnership owns four hotels located in Miami, FL, Costa Mesa, CA, Auburn Hills, MI and Portland, OR.
     Approximately $96.5 million of the loan proceeds were used to refinance the existing debt of the Hilton 1 Partnership and to pay costs associated with the Hilton 1 Loan. The Hilton 1 Partnership is expected to distribute the remaining proceeds to the Company as a return of capital.
     The Hilton 1 Loan bears interest at a fixed rate of 5.47 percent per annum and requires monthly payments of principal and interest based upon a 25 year amortization through maturity on April 1, 2011. The Hilton 1 Loan is collateralized by the four hotel properties and contains restrictive covenants, as defined in the Hilton 1 Loan agreement, which require the Hilton 1 Partnership to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. The Hilton 1 Loan also contains customary default provisions.
     An affiliate of Prudential also provided a $32.5 million loan to the Company in March 2004 (the “Dearborn Loan”). The Dearborn Loan is secured by one of the company’s properties located in Dearborn, MI.
Item 2.03 Creation of a Direct Financial Obligation of a Registrant.
     The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the terms of the Hilton 1 Loan, the distribution of loan proceeds and other statements that are not historical facts, and/or statements containing words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “could”, “target(s),” “project(s),” “will,” “believe(s),” “seek(s),” “estimate(s)” and similar expressions. These statements are based on management’s current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of the company’s control that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to: changes in market conditions for hotels and resorts; change in the Hilton 1 Partnership’s intentions; continued ability to finance acquired properties in the asset backed securities markets; changes in interest rates and financial and capital markets; changes in generally accepted accounting principles and tax laws and the application thereof; the occurrence of terrorist activities or other disruptions to the travel and leisure industries; availability of attractive acquisition opportunities; and such other risk factors as may be discussed in the company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.
Date: April 6, 2006	By:	/s/ Mark E. Patten
		Name:	Mark E. Patten
		Title:	Senior Vice President and Chief Accounting Officer